STATE OF NEVADA         Telephone 775-684-5708
          THE OFFICE OF THE SECRETARY OF STATE   FAX 775-684-5725
                  101 N CARSON ST. STE 3         Web site http://sos.state.nv.st
              CARSON CITY, NEVADA 89701-1786     Filing Fee: $150.00


             Certificate of Amendment to Articles of Incorporation
                         For Profit Nevada Corporation
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             -Remit in Duplicate -

1. Name of Corporation: GTSR HOPEFULL CORPORATION

2. The articles have been amended as follows (provide article numbers, if available): At a special Shareholders meeting held March 20, 2002 the following amendment was passed:

The name of GTSR Hopefull Corporation shall be changed to LRNN Corporation.

3. the vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 89%.*

4. Signatures:

/s/ Philip M Young                     /s/ David Young
------------------------               ---------------------------
    Philip M Young                         David Young
    President or Vice President            Secretary or Asst. Secretary
    (acknowledgement required)             (acknowledge not required)

State of: Arizona
County of: Maricopa
This instrument was acknowledged before me on April 4, 2002, by
Philip M Young (Name of Person)
as President
as designated to sign this certificate
of GTSR Hopefull Corporation
(Name on behalf of whom instrument was executed)

/s/ William F. Doran                                    SEAL
-----------------------                           WILLIAM F. DORAN
    William F. Doran                           Notary Public - Arizona
Notary Public Signature                          Maricopa County
                                              My Commission Expires
                                                  January 14, 2005

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause filing to be rejected.